CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Exhibit 10.2

PRIVATE LABEL DISTRIBUTION AGREEMENT

This PRIVATE LABEL DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of September 23, 2021 ("Effective Date") by and between Inogen, Inc., a Delaware corporation (the "Company"), and OxyGo HQ Florida, LLC, an LLC organized and existing under the laws of Florida (the "Distributor").

RECITALS

A.The Company develops, manufactures, markets, distributes and sells a proprietary, oxygen concentrator systems and related accessories.

B.The Company wishes to appoint Distributor as its distributor of certain private label product      of the Company in the Territory.

C.The Distributor wishes to designate the Company as a supplier of portable oxygen concentrator systems.

D.The Company and the Distributor are willing to accept such appointments.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions set forth herein, the parties hereby agree as follows:

1.DEFINITIONS. When used herein, the following capitalized terms shall have the following meanings:

"Affiliate" means, in respect of any specified Person, any other Person which, but only for so long as such other Person, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person.   The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, through the ownership of voting securities or other equity interests, and the terms "controlled" and "common control" have correlative meanings.

"Affiliated Parties" means, in respect of any specified Person, all Affiliates, directors, officers, employees, agents and representatives of such Person.

"Change of Control" means (i) the sale or other transfer by a Party (excluding transfers to subsidiaries) of all or substantially all of that Party’s assets; (ii) the consummation of the merger or consolidation of the Party or a subsidiary of the Party with or into another entity (except one in which the holders of capital stock of the Party as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Party or the surviving or acquiring entity in substantially the same relative proportions); or (iii) the closing of the acquisition, in one transaction or a series of related transactions, by a person or group of affiliated persons (other than an underwriter  of the Party's  securities) of 50% or more of the outstanding voting stock of the Party; provided, however, that a transaction shall not constitute a Change of Control pursuant to this clause (a) if it is a transaction or  series  of transactions principally for bona fide equity financing purposes in which cash is received by the Party or indebtedness of the Party is canceled or converted or a combination thereof

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

or (b) the events of sections (i), (ii) or (iii) above occur passing ownership or control along the family lines of the majority owner of Distributor as of the Effective Date of this Agreement.

"Company Marks" means any and all trademarks, trade names, service marks, service names, logos and similar proprietary rights owned, controlled or licensed, or adopted from time to time, by the Company and used in connection with the marketing, distribution and sale of the Products including but not limited to the trademarks, Inogen mark and the series of Inogen marks using identifiers such as G1, G2, G3, G4....G10 and those trademarks identified on Exhibit D to this Agreement.

“Distributor Customers” has the meaning set forth in Section 2.3 below.

“Distributor Marks” means any and all trademarks, trade names, service marks, service names, logos and similar proprietary rights owned, controlled or licensed, or adopted from time to time, by Distributor which are authorized by Distributor for use by Company to be placed and displayed on the Products and Product packaging pursuant to the License to Distributor Marks in Section 2.6 and limited to the trademarks identified on Exhibit E to this Agreement.

"Governmental Approval" shall mean the approval, authorization and permit by government and quasi-government authorities in the Territory for the commercial sale of the Products therein.

"Modifications" shall mean any and all developments, improvements, or modifications, related to the Products which are created, made available or provided for use in the Territory and agreed to by the Company as a new “Modification” of the Products.

"Person" means any natural person or any corporation, partnership, limited liability company, business association, joint venture or other entity.

"Point of Shipment" means the Company's manufacturing facilities located in Goleta, California, Richardson, TX, and Plano, TX USA.

“Private Brand”  means Distributor Marks and any and all brands, logos, marks, service marks, trademarks, and tradenames, whether registered or not, other than the Company Marks that may be used on or with the Products and Product Packaging.

"Products" means the devices, products, instruments, components and accessories, whether patented or unpatented, manufactured or distributed by or on behalf of the Company and listed on Exhibit A, together with all Modifications.  The parties agree that from time to time Products may be discontinued by the Company and may be removed from Exhibit A upon one hundred eighty (180) days prior written notice to Distributor.

“Product Specifications” means all functionality, performance criteria and product specifications as contained in user manuals, advertising, promotional materials or other materials provided with the Product or by Company.

"Territory" means the countries and sales channels identified on Exhibit B attached hereto, which may be amended from time to time by mutual agreement of the parties.

2.	DISTRIBUTION RIGHTS.

2.1Appointment as Distributor; Use of Product.  Subject to the terms and conditions of this Agreement, the Company hereby appoints Distributor as the Company's distributor to market, distribute and sell the Products within the Territory using Distributor Marks. Distributor shall have the right under this Agreement, subject to the terms and conditions herein, to market, distribute and sell any Products.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

The appointment of Distributor shall be as a non-exclusive private label distributor.  The Company shall not sell the Products within or outside of the Territory using Distributor Marks.  Distributor acknowledges that the Products are for use only for the clinical uses for which they are approved, and Distributor shall not promote the Products for any other use, nor sell the Products to any Person which it knows or has reason to believe, will use the Products for any other use. Notwithstanding the foregoing, the Company shall have the unrestricted right to appoint other distributors and representatives, and/or to make direct sales to customers in the Territory of any of its Products, so long as they do not bear Distributor’s Marks. The branding of the Products using Distributor Marks shall be executed by Company based on branding specifications agreed to from time to time by the parties.  For clarity, the Products sold by Company to Distributor and resold by Distributor shall bear all references to Company as required by the applicable laws and regulations.

2.2Subdistributors. Distributor may appoint one or more Persons to act as subdistributors (each a "Subdistributor" and, collectively, the "Subdistributors") to distribute the Products within any portion of the Territory, with Company’s prior written consent at Company’s sole discretion. Currently appointed Subdistributors are hereby approved. Distributor shall (a) cause each Subdistributor to comply fully with all obligations imposed hereunder upon Distributor applicable to the resale of the Products within the Territory, including, without limitation, the obligations of confidentiality imposed under Section 8.1 below; (b) obtain an undertaking from any such Subdistributor that it will not describe or represent itself as an employee, agent, representative, distributor, subdistributor or dealer of the Company; and (c) indemnify the Company and defend and hold the Company harmless from all claims, damages and liabilities which may be incurred by virtue of the appointment or termination of such Subdistributor. During the Term of this Agreement, no Person (other than the Company and Subdistributors appointed by Distributor) may, directly or indirectly, exercise, license or use any of the rights granted to Distributor herein.

2.3Territory. Distributor shall not promote the sale of Products outside the Territory without the Company's prior written consent. Distributor shall forward to the Company all inquiries or requests for information relating to the Products from Persons outside the Territory and Distributor shall not sell to any Person outside the Territory or to any Person Distributor knows will sell the Products outside the Territory.  In the United States, Distributor is only allowed sales of the Products through traditional home medical equipment providers (excludes resellers and patients), which does not include rights to sell Products online (“Distributor Customers”). Distributor is responsible for communicating and enforcing this policy with its customers, with progressive discipline up to termination of sales contracts with customers if sales of Products online do not cease in a timely manner. If online sales of Products are found by the Company, the Distributor will contact the Distributor Customer to cease online sales, if the Distributor Customer does not stop selling online, Distributor will terminate sales to the Distributor Customer or sub-distributor. The Parties agree that certain advertising, marketing, promotion and communications of Distributor may extend, be accessed, viewed, received, forwarded or transmitted beyond the Territory without the direct actions, direction or control of Distributor, including without limit through use of Internet, social media, TV or other broadcasting, and such shall not be considered a breach of the requirements for promotion of the sale of the Products in this paragraph or any other terms of this Agreement.

2.4Modification and Discontinuation of Products. The Company may change any of the Products and/or its specifications, or to discontinue the manufacture of one or more Products, without payment of compensation to Distributor; provided, however, that the Company gives Distributor at least 180 ) days prior written notice, if practicable; provided further, however, that the Company hereby agrees to use reasonable efforts to supply sufficient quantities of any discontinued Product to cover outstanding customer orders placed by Distributor prior to its receipt of the notice of the discontinuation of a Product.  For clarity, Company reserves the right to withhold new products from Distributor at Company’s discretion, but [***].  Without limiting the generality of the foregoing, [***].

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

2.5License to Company Marks. To the extent it is required by applicable laws and regulations that Company Marks are used on the Products or related advertising, promotional materials, instructions, manuals, or packaging sold to Distributor in addition to Distributor Marks, Distributor agrees not to alter or remove any Company Marks displayed on any Product or its packaging and the Company hereby grants to Distributor the nonexclusive, fully-paid and royalty-free right and license to use any and all Company Marks as required for applicable regulatory requirements in connection with the distribution, technical assistance and support of the Products. Except as provided in this Agreement, nothing herein shall grant to Distributor any right, title or interest in the Company Marks.

2.6License to Distributor Marks. Distributor hereby grants to Company the nonexclusive, royalty-free, limited license to use Distributor Marks during the Term and solely for placing on the Products or product packaging in accordance with the terms of this Agreement.  All use of Distributor Marks by Company or on Products or Product packaging shall be in accordance with Distributor Requirements and as otherwise required for applicable regulatory requirements in connection with the distribution of the Products. This License shall exclude any other use of Distributor Marks, including without limitation,  advertising or promotion by Company or use in any Company advertising, websites, or social media. Except as expressly provided in this Agreement, nothing herein shall grant to Company any right, title or interest in Distributor Marks.

2.7No Other Rights. Except as expressly provided in this Agreement, no right, title, or interest is granted by the Company to Distributor hereunder. Subject to Distributor’s exclusive rights as a distributor in section 2.1 and otherwise in the Agreement, Company may distribute any and all Products within or outside the Territory, either directly or indirectly through other distributors under Company Marks.

2.8No Competitive Products. During the term of this Agreement, Distributor shall not market, distribute or sell, directly or indirectly, any portable concentrators competitive with Inogen products weighing 5 pounds or less.

3.	TERMS OF PURCHASE OF PRODUCTS.

3.1Terms and Conditions. All purchases of Products hereunder shall be subject to the provisions of this Agreement. Unless otherwise agreed in writing, nothing contained in any purchase order submitted pursuant to this Agreement shall in any way modify or add any provision to this Agreement. In the event of a conflict between the terms of any purchase order and the provisions of this Agreement, the provisions of this Agreement shall govern.

3.2Orders. Distributor shall purchase Products from the Company by means of a purchase order specifying the quantities of Products ordered and the shipment date by which the Company shall ship the Products to Distributor. Orders may be placed by telephone, electronic submission or facsimile transmission; provided, however, that a confirming purchase order is thereafter received by the Company. To facilitate the Company’s procurement scheduling, Distributor shall submit binding purchase orders [***]. For accessories, Distributor shall submit binding purchase orders [***]. [***]. The Company shall use commercially reasonable efforts to deliver Products at the time specified in its written acceptance of Distributor's purchase orders. Distributor authorizes the Company to procure the quantity and type of Components necessary to manufacture the quantities of Products listed on purchase orders, and agrees to be financially responsible for all Components ordered. Distributor guarantees the obligations of each of its subsidiaries or affiliates or any other company that buys Components based on pursuant to this Agreement, and agrees to be jointly liable for all such obligations, which shall survive termination of this Agreement.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

3.3Prices. The prices to Distributor for the Products are set forth on Exhibit A.  The Prices set forth in Exhibit A are based upon [***]. Such prices do not include any sales, excise, use, value added or other government taxes that may be applicable to the purchase of the Products, which will be the responsibility of Distributor. When the Company has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Distributor’s invoice and paid by Distributor to the Company, unless Distributor provides the Company with a valid tax exemption certificate authorized by the appropriate governmental taxing authority.

3.4[Reserved]

3.5Invoicing: The Company shall submit an invoice to Distributor with each shipment of Products ordered by Distributor. Each invoice shall be due and payable [***] from the date of invoice. All invoices shall be sent to Distributor’s address for notice purposes, without regard to the actual shipping address for the Products. Each such invoice shall state [***]. Company shall [***]. Distributor shall [***].

3.6Timing of Payments. If Distributor is delinquent in remitting payments to the Company under the terms specified herein then the Company may, at its sole option, [***]. Distributor shall comply with such modified payment terms designated by the Company. The foregoing remedies of the Company are not exclusive, but are in addition to any and all remedies available to the Company under this Agreement and applicable law.

3.7Shipment. The Company shall ship the Products, [***]. All Products delivered by the Company shall [***]. The Company shall [***].  Distributor shall provide sales tracings annually for each order Distributor ships from its facilities within the first 10 calendar days of every 12 month period starting on the first anniversary of the date hereof including customer name, customer address, date shipped, quantity purchased, product part number, serial numbers.  Sales tracings should be provided in the form substantially equivalent to the version listed in Exhibit F of this Agreement.  If sales tracings are not provided, the Company reserves the right to terminate this Agreement for non-compliance with 90 days notice after a 30 day cure period.

3.8Rejection of Products. Distributor shall have a commercially reasonable period of time, following receipt of any shipment to notify the Company that any or all such Products fails to meet the Product Specifications, or is damaged or defective. Any Product not rejected within such time period shall be deemed accepted. If Distributor rejects any Products, the Company may inspect the Products at the delivery site or require Distributor to return the Product at the Company's expense.   All rejected Products shall be replaced or repaired at the sole cost of the Company.

3.9Forecasts.  At least [***], Distributor shall provide Company with a firm binding [***] unit Purchase Order for Products and [***] accessory Purchase Order.  [***].  Distributor is required to accept all Products and accessories manufactured based on Distributor’s binding Purchase Orders.

4.	WARRANTY TO DISTRIBUTOR.

4.1Standard Limited Warranty. [***].

4.2NO OTHER WARRANTY. EXCEPT FOR THE EXPRESS STANDARD LIMITED WARRANTY PROVIDED IN THE COMPANY'S WRITTEN OWNERS MANUAL, THE COMPANY MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO THE PERFORMANCE OF PRODUCTS. THE COMPANY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

4.3LIMITATION OF LIABILITY. THE COMPANY'S LIABILITY UNDER THE STANDARD LIMITED WARRANTY SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF THE PRODUCT SUBSTANTIALLY EQUIVALENT TO THE ORIGINAL PRODUCT SHIPPED. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER OR FOR ANY LOSS OF PROFITS, SPECIAL, CONSEQUENTIAL OR INCIDENTAL OR PUNITIVE DAMAGES FOR BREACH OF THIS AGREEMENT OR THE STANDARD LIMITED WARRANTY.

5.	ADDITIONAL OBLIGATIONS OF DISTRIBUTOR.

5.1Governmental Approvals, Registrations, Licenses and Permits. Distributor shall comply in all material respects with all laws, rules and regulations applicable to the marketing, distribution and sale of Products within the Territory. At all times during the Term of this Agreement, Distributor shall secure and maintain at its own expense all necessary Governmental Approvals required in connection with the use and resale of the Products in the Territory.  Distributor shall notify the Company each time it submits an application for Governmental Approval and shall, if requested, supply the Company with copies of or access to Distributor's filings and shall keep the Company fully informed of the progress of each such application.  The Company and Distributor agree to disclose promptly to the other all reports and any information which they have available or which become available to them relating to performance of, or any deleterious physiological effects caused by or related to, the Products. The Company shall reasonably cooperate with Distributor in connection with Distributor's efforts to obtain applicable Governmental Approvals, registrations, licenses and permits.

5.2Promotion of Products: Advertising. Distributor shall, solely at Distributor's own expense, vigorously promote the sale of the Products within the Territory. Distributor shall advertise and market the Products in a commercially reasonable manner and furnish appropriate Product information and promotional materials to its customers in languages appropriate for the Territory. Distributor also shall advertise the Products in trade publications within the Territory and participate in appropriate trade shows. Distributor shall use commercially reasonable efforts to distribute and sell the Products for use only by qualified individuals, as appropriate in the Territory, in compliance with the Government Approvals, local laws and regulations and good commercial practice and for uses and applications limited to human oxygen therapy. Distributor and its employees and agents shall not promote the Products for any uses not approved for such Products by applicable regulatory authorities. All promotional materials prepared by Distributor relating to the Products must be consistent with applicable law and promotional materials used by the Company. Distributor shall apply for and use its commercially reasonable efforts to obtain all other registrations, licenses and permits that are reasonably necessary to market, distribute and sell the Products. Distributor shall provide to the Company for purposes of approval by the Company any and all promotional, advertising, and educational materials and programs relating to the Products (along with an English translation) at least thirty (30) days prior to the release of such materials or commencement of such programs. If Company does not respond within 15 business days, consent shall be assumed to have been provided.   Distributor shall also enforce the requirements for Products not to be sold online by its customers, including monitoring and progressive discipline with Distributor’s customers.  The Company will complete periodic third party audits of online sales of the Products, and expects Distributor to comply with enforcement of these policies.

5.3Minimum Purchases. Distributor agrees to purchase the minimum number of units of each Product as set forth on Exhibit C during each of the period set forth therein (the "Minimum"). In the event that Distributor does not purchase the Minimum for any contract year during the Term of this Agreement, then the Company shall have the right, at its sole discretion, to terminate this Agreement.  Minimum purchase quantities for future years shall be agreed upon at least 6 months before the start of the calendar

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

year.  If the parties cannot agree to a Minimum, then either party has the right to terminate the Agreement effective at the start of the next calendar year.  If Distributor fails to meet its minimum requirements under this Agreement due solely to Company’s failure to provide the Products, that shall not be considered a breach by Distributor.

5.4Field Service and Technical Support. Distributor will provide field service, technical assistance and support for Products sold by Distributor in the Territory, including technical training and product repair training. The cost of any "warranty" service for any Product performed by Distributor after the expiration of the applicable warranty period for such Product shall be agreed upon between Distributor and its customers.  The Addendum to Private Label Distribution Agreement between OxyGo HQ Florida, LLC and Inogen Inc Repair Parts Processing Agreement dated October 7, 2020 is still in effect, except updates to pricing tables as updated in Exhibit A of this Agreement.  Distributor cannot train its customers to perform their own repairs without Company’s consent, appropriate training, and appropriate agreements executed with Company outlining responsibilities and payment.

5.5Import and Export Requirements. Distributor agrees to comply with all applicable export and re-export control laws and regulations, including the Export Administration Regulations ("EAR") maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department's Office of Foreign Assets Control, and the International Traffic in Arms Regulations ("ITAR") maintained by the Department of State. Specifically, Distributor covenants that it shall not -- directly or indirectly -- sell, export, re-export, transfer, divert, or otherwise dispose of any products received from Inogen under this Agreement to any destination, entity, or person prohibited by the laws or regulations of the United States, without obtaining prior authorization from the competent government authorities as required by those laws and regulations. Distributor warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to Distributor.  Distributor agrees to indemnify, to the fullest extent permitted by law, Inogen from and against any fines or penalties that may arise as a result of Distributor's breach of this provision. This export control clause shall survive termination or cancellation of this Agreement.

5.6Recordkeeping. Distributor shall maintain accurate and complete records of all Products purchased and distributed within the Territory, which records shall be subject to review and audit by the Company upon reasonable advance notice.

5.7Reporting Requirements. Distributor will comply with all written Company instructions and directives with respect to any product advisories or product recalls of the Products. Distributor shall immediately inform the Company of any complaints regarding the Products received by Distributor from customers within the Territory, and the Company shall have sole responsibility for reporting of any complaints or incidents to competent governmental authorities within the Territory. In the event of any adverse customer reaction or incident involving Products, Distributor shall evaluate and consult with the Company as to the applicable reporting requirements. The Company shall have sole responsibility for reporting of any adverse reaction or incident to any governmental or regulatory authority, and Distributor shall not make any such report without the Company's prior written approval.

5.8Representations. Distributor shall not make any false or misleading representations to customers or others regarding the Company or the Products. Distributor and its employees and agents shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with the Company's documentation accompanying the Products or the Company's literature describing the Products, including the Company's standard limited warranty and disclaimers.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

5.9Finances and Personnel. Distributor shall maintain a net worth and working capital sufficient, in the Company's reasonable judgment, to allow Distributor to perform fully and faithfully Distributor's obligations under this Agreement.   Distributor shall promptly notify the Company of any material change in its ownership. The Company shall have the right upon thirty (30) days written notice to terminate this Agreement if the Company, in its reasonable judgment, determines that such change will diminish Distributor's ability to perform fully and faithfully its obligations under this Agreement. Distributor shall devote sufficient financial resources and technically qualified personnel to the Products to fulfill Distributor's responsibilities under this Agreement.

5.10Customer and Sales Reporting. Distributor shall, at Distributor's own expense and consistent with the sales policies of the Company : (A) provide adequate contact with and service to existing and potential customers within the Territory on a regular basis, consistent with good business practice.; and (B) assist the Company in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features.

5.11[Reserved].

5.12U.S. Foreign Corrupt Practices Act. Without limiting any other provision in this Agreement, Distributor hereby represents, warrants and covenants that it shall comply with the requirements of the U.S. Foreign Corrupt Practices Act, U.S. and any other applicable foreign or domestic anti-bribery and anti-corruption laws, and other laws governing improper payments. Specifically, Distributor further represents, warrants, and covenants that, in connection with its activities under this Agreement, it will not offer, promise, authorize or otherwise act in furtherance or, or pay, anything of value, directly or indirectly, to a Government Official (as such term is hereinafter defined), or political party or party official, candidate for political office, or official of a public international organization. For purposes of this Agreement, the term "Government Official" shall mean and include any official or employee of a foreign (i.e., not the United States of America) national, local, provincial, or state government department, agency, or instrumentality, as well as an official in the judicial, legislative, or military, anyone acting in an official capacity for any foreign government, or any immediate family member (i.e., a spouse, sibling, child or parent) of such persons. Any such offer, promise, authorization, act in furtherance, or payment shall constitute a default by Distributor, and, to the extent, if any, required by law, the Company may immediately terminate this Agreement if Distributor breaches any of the representations and warranties set forth in this Section or if the Company learns that improper payments are being or have been made to any Government Official or private party by Distributor or its employees, subsidiaries or subcontractors.

5.13Insurance. Distributor shall maintain adequate insurance, in such amounts and with such insurance companies as is customary in accordance with sound business practices, but in no event less than $1 million per occurrence and $2 million in the aggregate. Distributor shall upon the request of the Company furnish certificates of such insurance, such requests not to be made more frequently than once per calendar year.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Z19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

5.14Change of Control. Distributor shall provide notice to the Company of any Change in Control of Distributor at least thirty (30) days prior to the anticipated closing date of such Change in Control. Change in Control shall not be triggered if the Distributor ownership passes along family lines of current Distributor ownership, either by blood or marriage. Changes in ownership caused by the passing of ownership along family lines are both permitted assignments under the terms of this Agreement. If ownership of Distributor changes otherwise, The Company may terminate this Agreement by providing written notice to Distributor at any time following a Change in Control of the Distributor in which event this Agreement shall be terminated effective upon 270 days following the date that written notice is given, unless Company provides written notice to the Distributor that Company elects to terminate this Agreement prior to the expiration of such 270 day period, in which case this Agreement shall be terminated effective immediately upon the Distributor's receipt of such notice.

5.14Local Language Requirements. Distributor will make a determination of any language requirements for Products distributed within the Territory and shall provide the Company with written documentation of any such requirements (other than English) within the Territory prior to Distributor's sale or distribution of any Products. Any translation of Company manuals, instructions, marketing brochures and any other written materials concerning the Products shall be approved by the Company prior to any distribution of such materials in the Territory.

6	ADDITIONAL OBLIGATIONS OF THE COMPANY.

6.14Compliance with Laws. The Company shall comply in all material respects with all laws, rules and regulations applicable to the manufacture, labeling, packaging and sale of the Products.

6.15Response to Inquiries. The Company shall use commercially reasonable efforts to promptly respond to all inquiries from Distributor concerning matters pertaining to this Agreement.

6.16Training. The Company agrees to provide training to Distributor's product managers and field service personnel on an as-needed basis to enable Distributor to promote the sale of Products and to perform field service, technical assistance and support for its customers. Such training will be conducted at the Company's facilities at Goleta, California USA or, at the Company's election, at Distributor's facilities, and will be provided without charge to Distributor. In addition, the Company will provide Product updates and service bulletins as they become available.

6.17ISO 9000 and CE Mark. The Company shall implement such quality control systems and procedures as shall be appropriate to (a) ensure compliance with the requirements of the International Standards Organization 9000 Series standards, as applicable to the Company as the manufacturer and supplier of the Products, and (b) place the CE marks on the Products in accordance with applicable law.

6.18Regulatory Compliance Requirements. Distributor shall meet all regulatory requirements as outlined in this section:  (a) Distributor will market the Products only in countries where regulatory compliance has been confirmed, (b) Distributor will determine requirements for sale of the Products as prescriptive devices in targeted markets. Distributor will document these requirements and inform Company prior to distribution into each country, (c) Distributor will maintain shipping records of all the Products that are distributed, (d) All customer complaints will be informed immediately to Company, and (e) In case of adverse medical events involving the Products, Distributor will submit to Company all information to evaluate applicable regulatory reporting requirements. All complaints shall be reviewed by Company and filed by Company should the results of Company's complaint investigation deem the complaint to meet the criteria of a reportable event. Company shall have sole responsibility for reporting of any complaints or incidents to competent governmental authorities and Distributor shall not make any such

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

report without the Company's prior written approval.  Distributor will comply with Company instructions in case of a need for product advisory product recall of the Products.  Distributor will maintain all documentation and records referred above for at least seven years. Record will be made available to Company upon request.

7	REPRESENTATIONS AND WARRANTIES.

7.1The Company. The Company represents and warrants to Distributor that (a) the Company has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by the Company, (c) the Company has the right, without the consent of any other Person, to grant to Distributor the distribution and other rights hereunder, (d) the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not violate or conflict with the charter or bylaws of the Company, any material contract, agreement or instrument to which the Company is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which the Company is bound, or any law, rule or regulation applicable to the Company, and (e) there is no pending or, to its best knowledge, threatened claim, action, suit or proceeding involving a claim that the manufacture, distribution or sale of any Products infringes or violates the intellectual, proprietary or other rights of any other Person.

7.2Distributor. Distributor represents and warrants to the Company that (a) Distributor has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by the Company, and (c) the execution, delivery and performance by Distributor of this Agreement, and the consummation of the transactions contemplated hereby, do not violate or conflict with the Certificate of Incorporation or Bylaws of Distributor, any material contract, agreement or instrument to which Distributor is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Distributor is bound, or any law, rule or regulation applicable to Distributor.

8	CONFIDENTIALITY AND PROPERTY RIGHTS

8.1Confidentiality. Each party acknowledges that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to such party ("Confidential Information") will be furnished by the other party or such other party's representatives. Each party agrees that any Confidential Information furnished by the other party or such other party's representatives will not be used by it or its representatives except in connection with, and for the purposes of, the promotion, marketing, distribution and sale or Products under this Agreement and, except as provided herein, will not be disclosed by it or its representatives without the prior written consent of the other party. Notwithstanding the foregoing, the parties agree that all Confidential Information shall be clearly marked "CONFIDENTIAL" or, if in furnished in oral form, shall be stated to be confidential by the party disclosing such information at the time of such disclosure and reduced to a writing by the party disclosing such information which is furnished to the other party or such other party's representatives within forty-five (45) days after such disclosure.

8.2Exceptions. The confidentiality obligations of each party under Section 8.1 do not extend to any Confidential Information furnished by the other party or such other party's representatives that (a) is or becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (b) was available to such party or its representatives on a non-confidential basis prior to its disclosure thereto by the other party or such other party's representatives, (c) was independently

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

developed without the use of the other party's Confidential Information by representatives of such party who did not have access to the other party's Confidential Information, as established by contemporaneous written records, or (d) becomes available to such party or its representatives on an non-confidential basis from a source other than the other party or such other party's representatives; provided, however, that such source is not bound by a confidentiality agreement with the other party or such other party's representatives.

8.3Compelled Disclosure. In the event that either party or its representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by the other party or such other party's representatives or the fact that such Confidential Information has been made available to it, such party agrees that it or its representatives, as the case may be, will provide the other party with prompt written notice of such request(s) so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with the provisions of this Agreement, such party agrees that it will furnish only that portion of such Confidential Information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

8.4Survival. The obligations of the parties under this Section 8 shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

8.5(a) Company Property Rights. Distributor agrees that the Company owns all right, title and interest in the Products and any Modification now or hereafter subject to this Agreement and in all of the Company's patents, utility model rights, design rights, Company Marks, inventions, copyrights, know-how, trade secrets and any other business or technical information relating to the design, manufacture, operations, marketing or service of the Products, including any Modifications. The use by Distributor, if at all, of any of these property rights is authorized only for the purposes herein set forth and to the extent explicitly permitted under this Agreement.

(b) Distributor Property Rights.  Company agrees that the Distributor shall own all rights, title, and interest in the following: (i)  branding rights, processes and related intellectual property rights developed for the marketing and sales of such branding including all Distributor Requirements;  and (ii) all other inventions, patents, utility model rights, design rights, Distributor Marks, inventions, copyrights, know-how, trade secrets and any other business or technical information developed by or on behalf of Distributor related to Distributor’s business, products or services ( collectively “Distributor’s Intellectual Property”).  Company shall not copy or use any Distributor’s Intellectual Property without Distributor’s prior written consent.

8.6Sale Conveys No Right to Manufacture or Copy. The Products are offered for sale and are sold by the Company subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with Distributor's customers, as the Company may request, to inform them of and assure compliance with the restrictions contained in this Section 8.6.

8.7SEC or Similar Filings.  The Company may disclose the terms of this Agreement to the extent reasonably required to comply with the rules and regulations promulgated by the United States

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Securities and Exchange Commission, comparable foreign regulators and self-regulatory organizations (such as securities exchanges).

9	INDEMNIFICATION; INSURANCE.

9.1Company Indemnity. The Company agrees to indemnify, defend and hold harmless Distributor and its Affiliated Parties from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, incurred by Distributor or such Affiliated Parties arising out of or relating to:

9.1.1any breach by the Company of its material representations, warranties, covenants and agreements under this Agreement (unless such breach arises out of any of the matters covered by the Company's indemnity under Sections 9.2(a) through (b)); and

9.1.2any third-party claims, actions, suits or proceedings alleging personal injury or death, or any damage to any property, caused or allegedly caused by any defect in any Product, or the failure to warn any Person of any defect in any Product not caused by Distributor's (or its agents) negligence, gross negligence or willful misconduct.

9.2Distributor Indemnity. Distributor agrees to indemnify, defend and hold harmless the Company and its Affiliated Parties from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, incurred by Distributor or such Affiliated Parties arising out of or relating to:

9.2.1any breach by Distributor of its material representations, warranties, covenants and agreements under this Agreement (unless such breach arises out of any of the matters covered by the Company's indemnity under Sections 9.l(a) through (c)) and

9.2.2any third-party claims, actions, suits or proceedings alleging personal injury or death, or any damage to any property, caused or allegedly caused by any failure to warn any Person of any defect in any Product caused by Distributor's negligence, gross negligence or willful misconduct; and

9.2.3any claim, action, suit or proceeding brought, or threatened to be brought, against Distributor, any Subdistributor or any of their Affiliates alleging that the marketing, distribution, use or sale of any Products infringes or violates any patent, trademark, distribution or other proprietary rights of any third party, except to the extent such suit alleges infringement solely based on Company Marks.

9.3Claims for Indemnification. Whenever any indemnification claim arises under this Agreement, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure substantially prejudices the Indemnifying Party.

9.4Third Party Claims. In the event of a third-party claim giving rise to indemnification hereunder, the Indemnifying Party may, upon prior written notice to the Indemnified Party, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all expenses incurred in connection with such defense, including attorneys' fees and expenses;  provided, however, that if the Indemnifying Party assumes the defense of any such claim, the Indemnified  Party may participate  in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal  defenses available to the Indemnified Party that conflict  with those available to the Indemnifying  Party or there exists any other conflict of interest, the Indemnifying

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Party shall  not have the right to assume the defense of such claim but the Indemnified  Party shall  have the right to employ separate  counsel             at the expense of the Indemnifying Party and to participate in the defense  thereof. If the Indemnifying Party elects to control the defense of such claim, it shall do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party. Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like without the prior written consent of the Indemnified Party.

9.5Third Party Infringement. In the case of any infringement or violation by any third party of any distribution or other rights granted to Distributor hereunder, the Company shall have the obligation, at the Company's expense, to exercise its common law and statutory rights to cause such third party to cease such infringement and to otherwise enforce such rights. Distributor shall assist the Company as reasonably requested in taking any such actions against any such infringer and may join with the Company to recover lost profits in any action, suit or proceeding commenced, or claim made, by the Company against such infringer. Any amounts recovered as a result of any such action, suit, proceeding or claim shall be applied, first, to reimburse the Company and Distributor for its out of-pocket costs and expenses incurred in connection therewith, and, second, to compensate the Company and Distributor for any lost profits resulting from such infringement as may be agreed upon by the parties.

9.6General and Product Liability Insurance. During the Term of this Agreement, the Company shall maintain comprehensive general liability insurance policies, including, without limitation, product liability insurance coverage in all Territories in the minimum amount of U.S. $2,000,000, and shall furnish to Distributor, at Distributor's request, certificates of insurance evidencing the foregoing coverage. The liability insurance maintained by the Company shall name Distributor as an additional insured, and contain an endorsement to provide Distributor with at least thirty (30) days prior written notice of any cancellation, non-renewal or reduction in coverage.

9.7LIMITATION ON LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, THE PERFORMANCE BY DISTRIBUTOR OR ANY SUBDISTRIBUTOR OF ITS OBLIGATIONS HEREUNDER OR THE MARKETING, DISTRIBUTION OR SALE OF PRODUCTS, AND WHETHER OR NOT THE COMPANY OR DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

9.8The indemnification provided for under this Section 9 is not the exclusive remedy for breach of any provision of this Agreement.

10	TERM AND TERMINATION.

10.1Initial Term; Renewal Terms. The initial term (the "Initial Term") of this Agreement shall be [***] from the date of this Agreement. The Initial Term shall be automatically extended and renewed for successive [***] periods (each a "Renewal Term") prior to the expiration of the Initial Term and each Renewal Term unless either party gives the other written notice of its election to terminate this Agreement at least [***] prior to the expiration of the then current Term of this Agreement. The Initial Term and any Renewal Term are collectively referred to as the “Term”.

10.2Termination of Agreement. This Agreement may be terminated as follows:

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

10.2.1The parties may terminate this Agreement upon their mutual written agreement.

10.2.2Either party may terminate this Agreement if the other party breaches any of its material representations, warranties, covenants or obligations under this Agreement and such breach continues for a period of thirty (30) days following receipt by the breaching party of written notice from the non-breaching party setting forth the nature of such breach.

10.2.3The Company may terminate this Agreement, upon written notice, as set forth in Sections 2.3, 3.5, 3.6, 5.3, 5.9, 5.14, and 5.15.

10.2.4Either party may terminate this Agreement immediately by written notice upon the occurrence of any of the following events: (i) the other party is or becomes insolvent or unable to pay its debts as they become due within the meaning of the United States Bankruptcy Code (or any successor statute); or (ii) the other party appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors; or (iii) the other party files a voluntary petition under the United States Bankruptcy Code (or any successor statute); or (iv) the other party has filed against it an involuntary petition under the United States Bankruptcy Code (or any successor statute), and such petition is not dismissed within ninety (90) days.

10.2.5Except as otherwise set forth herein, the Company may terminate this Agreement immediately in the event that Distributor does not purchase the Minimum for any period during the Term.

10.3Effect of Termination. The expiration or earlier termination of this Agreement shall not relieve any party of any of its rights or liabilities arising prior to or upon such expiration or earlier termination. Within ten (10) business days following the effective date of the expiration or earlier termination of this Agreement, Distributor shall provide to the Company a complete inventory of Products in Distributor's possession, in transit between Distributor's authorized locations or in transit to Distributor from the Company or otherwise in Distributor's control. Within ten (10) business days following the effective date of the expiration or earlier termination of this Agreement, Company shall provide to the Distributor a complete inventory of Products with Distributor Marks in Company's possession, in transit between Company's authorized locations, in process of being created by Company's supplier, or in transit to Distributor from the Company or otherwise in Company's control. Distributor shall pay the Company the Base Price (as listed on Exhibit A) for all Product with Distributor Marks held by Company, otherwise in Company's control and all pre-approved out-of-pocket expenses incurred and material obligations committed by the Company in anticipation of Products, but not yet in process. Within twenty (20) days following the effective date of expiration or earlier termination, the Company shall be entitled (but not obligated) to repurchase all of Distributor's then-existing inventory of Products at a price equal to the then market price of the Products (plus all taxes, duties, freight and insurance expenses); if the Company does not elect to repurchase the Products, Distributor may, at its election, continue to sell the then existing inventory of Products within the Territory after the expiration or earlier termination of this Agreement. until the six (6) month anniversary of the effective date of expiration or earlier termination.

10.4Limitation on Liability. IN THE EVENT OF TERMINATION BY EITHER PARTY IN ACCORDANCE WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

BUSINESS OR GOODWILL OF THE COMPANY OR DISTRIBUTOR. TERMINATION SHALL NOT, HOWEVER, RELIEVE EITHER PARTY OF OBLIGATIONS INCURRED PRIOR TO THE TERMINATION.

10.5Remaining Obligations. Termination shall not, under any circumstances, relieve the Distributor or its obligation to pay any sums owed to the Company under the terms of this Agreement..

10.6Cancellation of Orders. Upon expiration or termination of this Agreement, the Company may cancel any or all unfilled orders.

10.7Survival of Certain Terms. The provisions of Sections 3.1, 3.3 through 3.6, 4, 7, 8, 9, 10.3 through 10.7 and 11 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

10.8Force Majeure.   Neither party shall be liable to the other party for non-performance of or delay in performing its obligations hereunder to the extent that performance is rendered impossible by strike, riot, war, acts of God, earthquake, fire, flood, governmental acts or orders or restrictions, failure of suppliers, failure or delay of transportation; shortages of energy or other essential services; failure of technical facilities; regulations of any public authority or bureau; pandemic, epidemic or restrictions of other health crisis; or any other reason to the extent that the failure to perform is beyond the reasonable control of the non-performing party.  For any Force Majeure lasting longer than 30 days, the Party not claiming Force Majeure may immediately terminate this Agreement.

11	GENERAL PROVISIONS.

11.1Independent Contractors. The relationship of the Company and Distributor established by this Agreement is that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the parties are participants in a common undertaking. Neither party shall have the right to direct or control the activities of the other party or incur or assume any obligation on behalf of the other party or bind such other party to any obligation for any purpose whatsoever. Distributor shall comply with all applicable laws, statutes, regulations and treaties relating to the sale and distribution of the Products and the performance of its duties and obligations hereunder.

11.2Dispute Resolution. Except as otherwise expressly provided in this Agreement, the parties will submit all disputed matters between them to the following procedures: First, each party will refer each disputed matter to its respective senior executive with authority to resolve the matter on the party's behalf. Each such senior executive will work in good faith with the other to attempt to resolve the matter. If such senior executives do not agree upon a resolution to the matter within ten (10) business days after referral of the matter to them, either party may submit the matter to non- binding mediation before a single impartial mediator to which the parties agree.   The parties will share the expenses of the mediation equally. If the parties are unable to resolve the disputed matter through the procedures described above, either party may pursue any other means to resolve the matter to which it is otherwise entitled under law.

11.3Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without reference to rules of conflicts or choice of laws.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

11.4Entire Agreement. This Agreement, including the Exhibits, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior oral and written, and all contemporary oral, negotiations, agreements and understandings with respect to the same.

11.5Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party at the following address (or at such other address for which such party gives notice hereunder):

If to the	Inogen, Inc.
Company:	301 Coromar Drive
Goleta, California 93117 USA
Attention: Legal Dept.

OxyGo Florida HQ, LLC
If to Distributor:	2200 Principal Row, Orlando, FL 32837
Attention: Victoria Marquard-Schultz

11.6Assignment and Binding Effect. Except as other provided in this Agreement,   neither party may, directly or indirectly, assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. No permitted assignment of rights or delegation of duties under this Agreement shall relieve the assigning or delegating party of its liabilities hereunder. This Agreement is binding upon, and inures to the benefit of, the parties and their respective successors and permitted assigns. Change in Control shall not be triggered if the Distributor ownership passes along family lines of current Distributor ownership, either by blood or marriage.

11.7Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most effect intended by the parties.

11.8No Waiver; Amendment. No waiver of any term or condition of this Agreement shall be valid or binding on any party unless agreed to in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. This Agreement may not be amended or modified except by the written agreement of the parties.

11.9Construction; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any article, section, recital, exhibit, schedule and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

11.10Further Assurances. Each party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.

11.11Press Releases and Announcements. Except as may be contemplated hereunder, neither party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior consent of the other party, except for any releases or announcements which may be required by or, in such party's discretion, reasonably necessary under applicable law, in which case the party proposing to make such release or announcement will allow the other party a reasonable opportunity to review and comment on such release or announcement in advance of such issuance or making.

[Signature Page Follows]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

IN WITNESS WHEREOF, each of the undersigned has caused this Distribution Agreement to be duly executed as of the date first written above.

DISTRIBUTOR

OxyGo HQ Florida, LLC

By:	/s/ Victoria Marquard-Schultz, Esq.
Name:	Victoria Marquard-Schultz, Esq.
Title:	CEO

THE COMPANY

INOGEN, INC

By:	/s/ George Parr
Name:	George Parr
Title:	EVP, Chief Commercial Officer

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

EXHIBIT A

PRODUCTS AND PRICE LIST

For purposes of this Agreement, the term "Products" includes the following and any Modifications that may occur from time to time:

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

EXHIBIT B

TERRITORY

With proper regulatory approval, to be amended from time to time with mutual consent.

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

EXHIBIT C

MINIMUM COMMITMENT

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

EXHIBIT D

COMPANY MARKS

All Company marks properly registered or otherwise protected.

EXHIBIT E

DISTRIBUTOR MARKS

OxyGo

Keep Going

OxyGo FIT

OxyGo NEXT

OxyGo NOW

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

EXHIBIT F

SALES TRACING TEMPLATE

Customer Name	Customer Ship to Address Line 1	Customer Ship to Address Line 2	Customer City	Customer State	Customer Zip Code	Ship Date	Product Part Number	Quantity Purchased	Serial Numbers

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.